UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 22, 2005
                        (Date of Earliest Event Reported)

                           CYBER DEFENSE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


            Florida                       333-46424               55-0876130
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      10901 Roosevelt Boulevard, Suite 100-D, St. Petersburg, Florida 33716
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 577-0873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 22, 2005, Cyber Defense Systems, Inc. ("Cyber Defense" or the "Company") issued a press release announcing the promotion of David M. Barnes to Vice-President and Chief Financial Officer. It also announced the nomination of Frank Lively to the Cyber Defense Board of Directors. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

      The appointment of David Barnes as Chief Financial Officer was ratified by the board of directors on July 8 and become effective on August 22, 2005. In connection therewith, our Chief Executive Officer, William C. Robinson resigned as the Company's Chief Financial Officer effective August 22, 2005.

      Mr. Barnes has been the Chief Financial Officer and a Director of American United Global, Inc., since April 1996. He currently serves on the Board of Directors and Audit Committee of Roadhouse Foods Inc. and SearchHelp, Inc. Mr. Barnes' role at Cyber Defense will include broad financial leadership responsibility, entailing corporate finance, planning, budgeting and financial analysis, in addition to his responsibilities as head of corporate development. Mr. Barnes will continue to manage the accounting and treasury departments, and is responsible for financial reporting.

      Frank Lively was appointed to the Cyber Defense Board of Directors on July 8, 2005. Mr. Lively created The Restoration Company ("TRC") in 1985. TRC worked in many nations of the world performing facilities and contents restoration and was awarded the contract to perform the restoration at the New York World Trade Center following the terrorist led explosion on February 26, 1993. In 2002, Mr. Lively was offered the opportunity to become involved in the spherical airship business and was one of the five founding members of Techsphere Systems International LLC ("TSI").

      Pursuant to an agreement with TSI, Frank Lively and the other majority controlling equity owners, dated as of May 20, 2005 and an amendment effective June 3, 2005, Cyber Defense was granted an option to merge with TSI(the "Agreement").

      Pursuant to the Agreement, Cyber Defense agreed to loan to TSI the sum of $1,000,000 (subject to certain adjustments) pursuant to an amended secured promissory note (the "Loan"), whereby TSI will repay an outstanding licensee fee owed to 21st Century Airships, Inc. ("C21") under a license agreement dated January 16, 2004. The note is secured against all of TSI's assets and bears interest at a variable rate equal to prime, plus 1.5%, maturing within 12 months following the date of the amendment. Additionally, Cyber Defense had the right to appoint one member to TSI's board of directors and TSI had the right to appoint one member to the board of directors of the Company. TSI appointed Cyber Defense Vice President, Steven I. Johnson, to the TSI Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

         The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed or furnished herewith.

      Exhibit
      Number            Description
      ------            -----------

      99.1              Press Release dated August 22, 2005

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               CYBER DEFENSE SYSTEMS, INC.

                                               By: /s/ William C. Robinson
                                                   -----------------------------
                                                   William C. Robinson
                                                   Chief Executive Officer

Dated: August 25, 2005